EXHIBIT 10.8
SECOND AMENDMENT TO TRANSMISSION SERVICE AGREEMENT AND CONSENT TO ASSIGNMENT

        This Second Amendment to the Transmission Service Agreement dated as of June 13, 2018, between Central Maine Power Company (“Owner”) and H.Q. Energy Services (U.S.) Inc. (“HQUS”), as amended, and Consent to Assignment executed the 25th day of June, 2020 (this “Second Amendment”) by and among Owner, a Maine corporation, HQUS, a Delaware corporation, and NECEC Transmission LLC, a Delaware limited liability company (“Assignee”). HQUS, Owner and Assignee are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

        A. Owner and HQUS executed that certain Transmission Service Agreement (National Grid – 498.348 MW) dated as of June 13, 2018, as amended (the “Agreement”).

        B. Owner has informed HQUS that it intends to transfer to Assignee all of its assets and interests associated with the NECEC Transmission Line (as defined in the Agreement), including all of its rights, title, interest, liabilities and obligations in, to and under the Agreement and under each of the Purchaser TSAs, the Distribution Company TSAs and the 110 MW TSA (each as defined in the Agreement).

        C. Owner and HQUS desire to further amend the provisions of the Agreement as more fully set forth herein and to provide for HQUS to consent to the assignment of the Agreement to Assignee and to extend certain deadlines in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the Parties do hereby agree as follows:

1.Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement.
2.In the introductory paragraphs, the reference to “(“Owner”)” shall be changed to “(together with its successors and permitted assigns, “Owner”)”.
3.Article I “Definitions” of the Agreement shall be modified as follows:
(i)by adding the following definition of “Assignment Effective Date”:
“Assignment Effective Date” means the date on which Central Maine Power Company assigns to NECEC Transmission LLC all of its rights, title, interest, liabilities and obligations in, to and under this Agreement.
(ii)by restating the definition of “Construction Phase” as follows:

“Construction Phase” means the period commencing upon the receipt of the FERC Authorization with respect to this Agreement or such other date to which the Parties shall mutually agree in writing, and ending on the day immediately preceding the Commercial Operation Date or upon the earlier termination of this Agreement pursuant to its terms (regardless of whether or not any such day is a Business Day).
        and
(iii)by restating the definition of “Credit Rating Requirements” as follows:
“Credit Rating Requirements” means with respect to a Party (or any guarantor of its obligations hereunder, as the case may be) or other entity, on any date of determination, the respective ratings then assigned to such Party’s (or such guarantor’s, as the case may be) or other entity’s unsecured, senior long-term debt or deposit obligations (not supported by third-party credit enhancement except that the standing guaranty of the province of Québec in favor of Purchaser Guarantor shall not be considered to constitute “third party credit enhancement” for purposes of this definition) of at least “BBB-” by S&P or “Baa3” by Moody’s.”
4.In Section 3.3.1(a) “Failure to Obtain Regulatory Approval and FERC Authorizations”:

(i)clause (ii) is restated as follows:
(ii) the Regulatory Approval is denied or is not received by December 15, 2020 (such date, the “Regulatory Approval Termination Outside Date”),
        and
(ii)clause (iv) is restated as follows:
(iv) the FERC Authorization with respect to the Interconnection Agreement with ISO-NE is denied or is not received by November 1, 2020 (unless the Interconnection Agreement with ISO-NE has been executed following the pro forma Schedule 25 Elective Transmission Upgrade Interconnection Agreement of the ISO-NE Open Access Transmission Tariff) or the FERC Authorization with respect to the Transmission Operating Agreement is not received by September 1, 2022,
5.Article XVI “Financial Assurances” of the Agreement shall be modified as follows:
(i) by restating Section 16.2 of the Agreement to read in its entirety as follows:

16.2 No later than the Assignment Effective Date, Owner shall cause Avangrid, Inc., a New York corporation, to deliver to Purchaser a guaranty by Avangrid, Inc. of Owner’s obligations under this Agreement, the Purchaser TSAs and the 110 MW TSA in form and substance reasonably satisfactory to Purchaser in an aggregate maximum amount equal to the $250,000,000, which guaranty may be terminated by the guarantor in accordance with its terms in the event that Owner meets the Credit Rating Requirements.

(ii) by restating Section 16.3 of the Agreement to read in its entirety as follows:

(a) In the event Avangrid, Inc., as guarantor of the guaranty provided under Section 16.2, or any substitute guarantor thereof, fails to meet the Credit Rating Requirements while such guaranty remains in full force and effect, and Owner also fails to meet the Credit Rating Requirements, Owner shall promptly furnish to Purchaser, in an amount equal to the Proportionate Share multiplied by Two Hundred Fifty Million Dollars ($250,000,000), Additional Credit Support. In the event such guaranty is terminated or otherwise fails to remain in full force and effect and Owner fails to meet the Credit Rating Requirements, Owner shall promptly furnish to Purchaser, in an amount equal to the Proportionate Share multiplied by Two Hundred Fifty Million Dollars ($250,000,000), Additional Credit Support.
(b) In the event Purchaser Guarantor fails to meet the Credit Rating Requirements, Purchaser shall promptly furnish to Owner, in an amount equal to the Proportionate Share multiplied by the Maximum Amount provided under, and as defined in, the Hydro-Québec Guaranty, as such Maximum Amount may vary from time to time, Additional Credit Support;
For the purposes of this Section 16.3, the numerator in “Proportionate Share” shall be the PPA Contract Maximum Amount and the denominator in “Proportionate Share” shall be the capacity of the NECEC Transmission Line established by the Commissioning of the NECEC Transmission Line.
6.Assignee affirms the representations and warranties of Owner contained in Section 21.1 “Mutual Representations and Warranties” and Section 21.3 “Additional Representations and Warranties of Owner” of the Agreement as of the Assignment Effective Date and as of the Commercial Operation Date as though it were Owner, with the exception that (i) Assignee is a Delaware limited liability company, and (ii) as of the Assignment Effective Date, Assignee will acquire, pursuant to certain agreements between Owner and Assignee, the real property rights necessary for construction and operation of the NECEC Transmission Line, and the interconnection of the NECEC Transmission Line with (A) the Québec Line (other than real property rights to be held by TransÉnergie) and (B) the Delivery Point (other than real property rights related to the AC Upgrades and the CCIS Capacity Upgrades).
7.As of the Assignment Effective Date, each of Owner and Assignee represents and warrants to HQUS that (I) Owner has assigned, transferred, conveyed and delivered to Assignee or has granted to Assignee such rights, title and interests that are necessary or reasonably required in and to the assets of Owner that as of Assignment Effective Date comprise the NECEC Transmission Line and over interests and assets owned by Owner that are necessary or reasonably required for the construction and operation of the NECEC Transmission Line, and the interconnection of the NECEC Transmission Line with (1) the Québec Line and (2) the Delivery Point (other than interests and assets related to the AC Upgrades and the CCIS Capacity Upgrades) and (II) an Owner Default shall not have occurred and be continuing.

8.Upon satisfaction of the conditions in Section 22.1(c) of the Agreement by Owner and Assignee, provided that the representations and warranties set forth in Section 7 of this Second Amendment are true and correct as of the Assignment Effective Date, HQUS consents to the assignment of the Agreement by Owner to Assignee, effective as of the Assignment Effective Date. Assignee acknowledges and agrees that, effective as of the Assignment Effective Date, Assignee shall have all of the rights, title, interest, liabilities and obligations of Owner under the Agreement, including for the avoidance of doubt, all such obligations regardless of whether they arose or relate to events occurring or circumstances existing prior to the Assignment Effective Date. Upon satisfaction of the conditions in Section 22.1(c) of the Agreement by Owner and Assignee, provided that the representations and warranties set forth in Section 7 of this Second Amendment are true and correct as of the Assignment Effective Date and without further action by HQUS, Owner shall be fully, finally and unconditionally released and forever discharged from any and all liabilities or obligations arising under the Agreement.
9.As of the Assignment Effective Date, the address for notices, billings, requests, waivers, consents and other communications under the Agreement shall be changed to:
NECEC Transmission LLC
Attn: Thorn C. Dickinson
One City Center 5th Floor, Portland, Maine, 04101
With a copy to:
NECEC Transmission LLC
Attn: Avangrid Legal Department
162 Canco Road, Portland, Maine 04103
With a further copy to:
Pierce Atwood LLP
Attn: Jared des Rosiers
254 Commercial Street, Portland, ME 04101

10.HQUS acknowledges receipt of a copy of the amendment to the Distribution Company TSA dated as of the date hereof and consents to the increase of the Owner Security (as defined in the Distribution Company TSA) provided therein.
11.The Agreement as modified by this Second Amendment shall continue in full force and effect, and this Second Amendment shall constitute a part of the Agreement. All references in the Agreement to itself shall be deemed to be references to the Agreement as amended hereby, and the Agreement as amended hereby shall be referred to as the “Agreement.”
12.The Parties hereby ratify and confirm all of the provisions of the Agreement, as amended or modified by this Second Amendment, and agree and acknowledge that the same, as so amended, remains in full force and effect.

13.This Second Amendment may be executed in counterparts, each of which be deemed to be an original, but all of which together shall constitute but one and the same instrument.
14.This Second Amendment shall not be subject to amendment or other modification, absent the written agreement of Owner, HQUS and Assignee.
15.This Second Amendment and each of its provisions shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.
16.In the event that any part of this Second Amendment is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Second Amendment shall not be affected thereby, and shall remain in full force and effect and shall be enforced to the greatest extent permitted by Applicable Law and (y) with respect to any provision found to be illegal, invalid or unenforceable, Owner, HQUS and Assignee shall endeavor to replace such invalid, illegal or unenforceable provision with the valid, legal and enforceable provision that achieves, as nearly as practicable, the commercial intent of this Second Amendment (as it may be amended from time to time).
17.This Second Amendment shall be binding upon and inure to the benefit of each of Owner, HQUS and Assignee and their permitted successors, legal representatives and assigns under the Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Second Amendment on their behalf as of the date first above written.

H.Q. ENERGY SERVICES (U.S.) INC.

By: /s/ Martin Imbleau
        Name: Martin Imbleau
        Title: President

CENTRAL MAINE POWER COMPANY

By: /s/ Douglas A. Herling
Name: Douglas A. Herling
Title: President and Chief Executive Officer

By: /s/ Eric N. Stinneford
Name: Eric N. Stinneford
Title: Vice President, Controller and Treasurer

NECEC TRANSMISSION LLC

By: /s/ Thorn Dickinson
Name: Thorn Dickinson
Title: CEO & President

[Signature Page to Second Amendment to the HQUS TSA (National Grid)]